Exhibit 99.7

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
x
CASCAL N.V.,	:
:
Plaintiff,	:
:
v.	:	No. 10 Civ. 3613 (LAK)
:
SEMBCORP UTILITIES PTE LTD.,	:	ECF Case
SEMBCORP INDUSTRIES LTD.,	:
BIWATER INVESTMENTS LTD., and	:
BIWATER HOLDINGS LIMITED,	:
:
Defendants,	:
x

DECLARATION OF WON S. SHIN

1. I am an associate at the law firm of Wachtell, Lipton, Rosen & Katz, counsel for Defendants Biwater Investments Ltd. and Biwater Holdings Limited.

2. I respectfully submit this declaration pursuant to 28 U.S.C. § 1746 to provide the Court with certain documents that are referenced in the Biwater Defendants’ Memorandum of Law in Opposition to Cascal’s Motion for a Preliminary Injunction and in the Declaration of Lawrence Magor.

3. To aid the Court’s review of these documents and reduce the volume of material submitted to the Court, certain of the documents submitted herewith (which are designated below) are being provided in excerpted form. Full versions of such documents will be provided upon request of the Court or counsel.

4. Submitted herewith are true and correct copies of the following:

Exhibit	Description

1	Letter from Biwater Plc to Board of Directors of Cascal N.V., dated Nov. 9, 2009 (“Letter Agreement”)

2	Letter from Biwater Plc to Sembcorp Industries Ltd, dated Nov. 9, 2009 (“NDA”)

3	Transcript of Hearing on Plaintiff’s Application for a Temporary Restraining Order (May 12, 2010)

4	Excerpts from Cascal N.V. Form 424B4, filed January 29, 2008

5	Agreement Relating to Registration Rights and Other Matters, dated January 1, 2008

6	Cascal N.V. Schedule 14D-9, filed April 26, 2010

7	Cascal N.V. Schedule 14D-9, filed April 30, 2010

8	Cascal N.V. Schedule 14D-9, filed May 5, 2010

9	Investors Comp. Scheme Ltd. v. West Bromwich Bldg. Soc’y, (1998) 1 W.L.R. 896 (Eng.)

10	London Underground Ltd. v. Metronet Rail BCV Ltd., (2008) EWHC 502 (QB)

11	Chartbrook Ltd. v. Persimmon House Ltd., (2009) 1 A.C. 1101 (Eng.)

I declare under penalty of perjury that the foregoing is true and correct.

Executed on May 15, 2010 In New York, New York.

/s/ Won S. Shin
Won S. Shin